PROMISSORY NOTE




                                                              Ardmore, Oklahoma
                                                                 March 20, 2002


$ 50,000 (Amount)



         FOR VALUE RECEIVED, Integrated Technology Group, promises to pay to the order of Harold H. Holden, 1985 Trust at 301 West Main, Suite 500, Ardmore OK 73401, the principal sum of $50,000 on or before March 20, 2004, and bearing 10% interest per annum on the unpaid balance.

         Failure to pay when due shall accelerate the terms and render the entire balance due and payable at the option of the holder.

         The maker agrees to pay a reasonable sum of attorney's fees if this note is placed with an attorney for collection. The makers, endorsers, and sureties, severally waive protest, demand and notice of protest and non-payment in case this note is note paid at maturity, and agree to all extensions and partial payments before or after maturity without prejudice to the holder.

Dated this 20th day of March, 2002.


                                            Integrated Technology Group, maker


                                            By: ___________________________,
                                            C. Sue Rushing, Treasurer